EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Centennial Cellular Corporation's Registration Statement Nos. 33-46129, 33-46132, 33-46131, 333-51343, 33-46130, 33-70808, 333-51339, 33-70812, 333-51335, 33-70810 on Form
S-8, Registration Statement No. 33-80716 on Form S-4 and Registraton Statement No. 33-90954 on Form S-3 of our report dated July 17, 1998 appearing in this Annual Report on Form 10-K of Centennial Cellular Corp. for the year ended
May 31, 1998

DELOITTE & TOUCHE LLP
Stamford, Connecticut
August 20, 1998